MANAGED HIGH INCOME PORTFOLIO INC.

ARTICLES OF AMENDMENT


Managed High Income Portfolio Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

FIRST:  The Articles of Incorporation of the
Corporation, as amended, are hereby further amended by deleting Article SECOND and inserting in lieu thereof the following:

SECOND:  The name of the corporation
(hereinafter called the "Corporation") is
Western Asset Managed High Income Fund Inc.

SECOND: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland
General Corporation Law to be made without action by the stockholders.

THIRD:  These Articles of Amendment to the
Charter of the Corporation shall become effective at 9:00 a.m. on October 9, 2006.


IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman, President and Chief Executive Officer and witnessed by its Assistant Secretary on the 19th day of September, 2006.


WITNESS:



By:  /s/ Robert M. Nelson
        Robert M. Nelson
        Assistant Secretary
MANAGED HIGH INCOME PORTFOLIO
INC.


By:  	/s/ R. Jay Gerken

        R. Jay Gerken
        Chairman, President
and
        Chief Executive
Officer


THE UNDERSIGNED, Chairman, President and Chief Executive
Officer of Managed High Income Portfolio Inc., who executed on behalf of the Corporation the Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing
Articles of Amendment to be the corporate act of said
Corporation and hereby certifies to the best of his knowledge, information and belief, that the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.



/s/ R. Jay Gerken
	   R. Jay Gerken
	   Chairman, President
and
	   Chief Executive
Officer
2
BA0/172215.01